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                                                                    Exhibit 3.11

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                                [NAME OF ENTITY]



         The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certifies as follows:

         FIRST:   The name of the limited partnership is_______________________
                  _____________________________.

         SECOND: The address of its registered office in the State of Delaware is ___________________________________________________________
                  ________________ in the city of _________________________. The name of the registered agent at such address is ______________
                  ______________________________________.

         THIRD: The name and mailing address of each general partner is as follows:

                  ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of __________________________ as of ________________________
_______.


                                         GENERAL PARTNER


                                         BY:____________________________________


                                         By:____________________________________
                                            Name:
                                            Title: